                                                                    Exhibit 10.5

                              LIBERTY SAVINGS BANK
             RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED

     The Board of Directors of Liberty Savings Bank has adopted this Retirement Plan for Non-Employee Directors, effective upon completion of the Bank's mutual holding company reorganization, subject to receipt of all required regulatory approvals.

                                    ARTICLE I

                                   DEFINITIONS

     "Bank" shall mean Liberty Savings Bank.

     "Benefits" shall mean, collectively, the benefits payable under Articles II, III and IV of the Plan.

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall mean when a company or a person has acquired Control of the Bank or its holding company, as defined in the regulations of the Office of Thrift Supervision found at 12 C.F.R. 574, but shall not include Control of the Bank by Liberty Savings Mutual Holding Company.

     "Company" shall mean Liberty Savings Mutual Holding Company.

     "Director" shall mean a member of the Board.

     "Disability" shall have the meaning set forth in, Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time.

     "Effective Date" shall have the meaning set forth in Article XV.

     "Participant" means a Director who is a Director on the Effective Date and who either (i) is not an employee of the Bank or of the Company on the Effective Date, or (ii) is an employee of the Bank or of the Company on the Effective Date, and continues to serve as a Director after terminating such employment.

     "Plan" shall mean this Liberty Savings Bank Retirement Plan for Non-Employee Directors.

     "Surviving Spouse" means the husband or wife of a director at the time of the Director's death, provided they are not then divorced or legally separated.

     "Vested Percentage" shall be determined based on the number of the Participant's full years of service on the Board, whether before or after the Effective Date, and shall be determined according to the following schedule:

Full Years of Service     Participant's
     On the Board       Vested Percentage
---------------------   -----------------
     Less than 10                0%
     10 to 14                   25%
     15 to 19                   50%
     20 to 24                   75%
     25 or More                100%

                                   ARTICLE II

                               RETIREMENT BENEFITS

     In the event that a Participant's service on the Board terminates for any reason other than his death or his Disability, the Bank shall pay the Participant an annual payment for ten years in an amount per year equal to the product of his Vested Percentage, and $8,000; provided, however, that a Participant shall not be entitled to such retirement benefits if his service on the Board terminates for any reason other than death or disability during the two year period commencing on August 23, 1993 (the date of consummation of the Bank's mutual holding company reorganization) and ending on August 22, 1995. The payments due under this Article shall begin on the first day of the second month following the date of the Participant's termination of service on the Board, and shall thereafter be made on the annual anniversary dates of such first payment date. Except as provided in Article IV, no Benefits shall be payable hereunder after the death of the Participant.

                                   ARTICLE III

                               DISABILITY BENEFITS

     In the event that a Participant's service on the Board terminates due to his Disability, the Bank shall pay the Participant an annual payment for ten years in an amount equal to $8,000. The payments due under this Article shall begin on the first day of the second month following the date of the Participant's termination of service, and shall thereafter be made on the annual anniversary dates of such first payment date. Except as provided in Article IV, no benefits shall be payable hereunder after the death of the Executive.

                                   ARTICLE IV

                                 DEATH BENEFITS

     In the event that a Participant dies before collecting any of the Benefits provided under Article II or III, the Bank shall pay to the Participant's Surviving Spouse (if any) the monthly amounts otherwise payable under Article II or III, with such payments being made as though the Participant had both terminated service on the Board on the date of his death, then had a Vested Percentage equal to 100%, and survived to collect all Benefits payable under
Article II or III. On the other hand, in the event that a Participant dies after commencing to receive the Benefits provided under Article II or III, the Bank shall pay to the Participant's Surviving Spouse (if any) the monthly payment then being made to the participant with the period for such payments being determined as though the Participant had survived to collect all Benefits payable under Article II or III. In either event, such payment of benefits shall commence on the first day of the second month following the date of the Participant's death, and shall thereafter be made on the first day of each month thereafter, until the period for making payments shall have expired. In no event shall the period for making payments exceed a total of ten years, including payments made to the Participant and the Participant's Surviving Spouse. No Benefits shall be payable hereunder to anyone other than a Surviving Spouse, and shall terminate on the death of a Surviving Spouse.

                                    ARTICLE V

                               SOURCE OF BENEFITS

     Benefits shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank). In the event that a trust is established as described herein at Article VIII, the trustee of such trust shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested.

                                   ARTICLE VI

                                   ASSIGNMENT

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Surviving Spouse nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                   ARTICLE VII

                            NO RETENTION OF SERVICES

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Company or the Bank, or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                                  ARTICLE VIII

                               RIGHTS OF DIRECTORS

     The rights of the Directors under this Plan and of their Surviving Spouse (if any) shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish an irrevocable trust to be attached as Schedule A hereto ("Trust Plan"), such assets of the Bank may be held by such trust pursuant to such Trust Plan, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust Plan.

                                   ARTICLE IX

                   AUTOMATIC CASH-OUT UPON A CHANGE IN CONTROL

     The provisions of this Article shall supersede any provisions of this Plan to the contrary. In the event of a Change in Control while a Participant is serving on the Board, the Participant's Vested Percentage shall become 100%, and the present value of his Benefits shall be due and payable to the Participant (or his Surviving Spouse (if any), in the event of his death) in one lump-sum payment within 10 days following such Change in Control. In the event of a Change in Control after a Participant terminates service on the Board, the present value of any Benefits not yet paid to the Participant (or his Surviving Spouse (if any), in the event of his death) shall be due and payable to the Participant (or his Surviving Spouse (if any), in the event of his death) in one lump-sum payment within 10 days following such Change in Control.

                                    ARTICLE X

                                 REORGANIZATION

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan.

                                   ARTICLE XII

                                    STATE LAW

     This Plan shall be construed and governed in all respects under and by the laws of the State of Missouri, except as Federal law may apply. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                  ARTICLE XIII

                   TERMINATION OR SUSPENSION UNDER FEDERAL LAW

     If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

     If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the Bank:
(i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank's affairs, the Bank's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                   ARTICLE XIV

                                    HEADINGS

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan.

                                   ARTICLE XV

                                     GENDER

     This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                   ARTICLE XVI

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date of completion of the Bank's mutual holding company reorganization, and this Plan shall be contingent on such mutual holding company reorganization. Unless terminated earlier in accordance with Article XI, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

                                  ARTICLE XVII

                           INTERPRETATION OF THE PLAN

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                  ARTICLE XVIII

                                   LEGAL FEES

     In the event any dispute shall arise between a Director and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Director to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall reimburse the Director for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Director has obtained a final judgment by a court of competent jurisdiction (or a settlement of such dispute, proceedings, or actions) substantially in his favor. Such reimbursements to a Director shall be paid within 10 days of the later of the (i) judgement in his favor or settlement; and
(ii) the Director furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Director.

                    [LIBERTY SAVINGS BANK, F.S.B. LETTERHEAD]

June 16, 2004

Robert T. Sevier
9410 Willow Road
Liberty, MO 64068

     Re: Retirement Benefits

Dear Robert:

     The purpose of this letter is to set forth our mutual understanding of the non-stock related benefits that will be provided to you by Liberty Savings Bank, F.S.B. (the "Bank") following your termination of Board service on account of retirement or disability.

     As you know, the Bank adopted the Retirement Plan for Non-Employee Directors (the "Retirement Plan") in connection with its mutual holding company reorganization. The Retirement Plan provides for death, disability and retirement benefits. The Retirement Plan provides participants with the following retirement and disability benefits:

     A. RETIREMENT BENEFIT A participant is entitled to an annual payment for ten (10) years in an amount per year equal to the participant's vested percentage and $8,000.

     B. DISABILITY BENEFIT A participant is entitled to an annual payment for ten (10) years in an amount equal to $8,000 per year.

     The Retirement Plan further provides, in the event a participant dies before collecting his retirement or disability benefit, the participant's surviving spouse, if any, is entitled to the payments the participant would have received had the participant terminated service on the date of his death with a 100% vested percentage.

     Pursuant to our discussions, the Bank is hereby offering you an alternative benefit in lieu of the retirement, disability and death benefits provided under Articles II, III and IV of the Retirement Plan. In exchange for forfeiting your rights to these benefits under the Retirement Plan, the Bank will provide you with an annual cash payment for ten (10) years in the amount of $15,000 per year. In the event you die prior to commencing or receiving your annual payments under this letter agreement, your surviving spouse (if any) will be entitled to the payments you

Robert T. Sevier
June 16, 2004
Page 2


would have received. Your participation in the Retirement Plan in all other respects will be governed by the Retirement Plan as it might apply from time to time.

     In addition to the annual cash payment provided herein, the Bank also agrees to provide you and your spouse (if any) with post-retirement health insurance coverage for a period of twenty (20) years following your termination of Board service. In the event you die prior to receiving your health coverage under this letter agreement, your surviving spouse (if any) will be entitled to the coverage she would have received had you terminated service for retirement or disability. Notwithstanding the foregoing, your Bank-provided health insurance coverage shall not exceed $500 per month. This agreement regarding health insurance coverage supersedes all other agreements (written or verbal) that you may have with the Bank.

     If you are willing to accept the foregoing alternative benefits in lieu of your current post-retirement health insurance coverage benefits and those benefits provided under Articles II, III and IV of the Retirement Plan, please acknowledge the same in the place provided below.

                                        Sincerely,


                                        /s/ Brent M. Giles
                                        ----------------------------------------
                                        Brent M. Giles
                                        Chief Executive Officer

Accepted and Agreed:


/s/ Robert T. Sevier
-------------------------------------

June 28, 2004

                    [LIBERTY SAVINGS BANK, F.S.B. LETTERHEAD]

June 16, 2004

Marvin Weishaar
638 North Fairview
Liberty, MO 64068

     Re: Retirement Benefits

Dear Marvin:

     The purpose of this letter is to set forth our mutual understanding of the non-stock related benefits that will be provided to you by Liberty Savings Bank, F.S.B. (the "Bank") following your termination of Board service on account of retirement or disability.

     As you know, the Bank adopted the Retirement Plan for Non-Employee Directors (the "Retirement Plan") in connection with its mutual holding company reorganization. The Retirement Plan provides for death, disability and retirement benefits. The Retirement Plan provides participants with the following retirement and disability benefits:

     A. RETIREMENT BENEFIT A participant is entitled to an annual payment for ten (10) years in an amount per year equal to the participant's vested percentage and $8,000.

     B. DISABILITY BENEFIT A participant is entitled to an annual payment for ten (10) years in an amount equal to $8,000 per year.

     The Retirement Plan further provides, in the event a participant dies before collecting his retirement or disability benefit, the participant's surviving spouse, if any, is entitled to the payments the participant would have received had the participant terminated service on the date of his death with a 100% vested percentage.

     Pursuant to our discussions, the Bank is hereby offering you an alternative benefit in lieu of the retirement, disability and death benefits provided under Articles II, III and IV of the Retirement Plan. In exchange for forfeiting your rights to these benefits under the Retirement Plan, the Bank will provide you with an annual cash payment for ten (10) years in the amount of $15,000 per year. In the event you die prior to commencing or receiving your annual payments under this letter agreement, your surviving spouse (if any) will be entitled to the payments you

Marvin Weishaar
June 16, 2004
Page 2


would have received. Your participation in the Retirement Plan in all other respects will be governed by the Retirement Plan as it might apply from time to time.

     In addition to the annual cash payment provided herein, the Bank also agrees to provide you and your spouse (if any) with post-retirement health insurance coverage for a period of twenty (20) years following your termination of Board service. In the event you die prior to receiving your health coverage under this letter agreement, your surviving spouse (if any) will be entitled to the coverage she would have received had you terminated service for retirement or disability. Notwithstanding the foregoing, your Bank-provided health insurance coverage shall not exceed $500 per month. This agreement regarding health insurance coverage supersedes all other agreements (written or verbal) that you may have with the Bank.

     If you are willing to accept the foregoing alternative benefits in lieu of your current post-retirement health insurance coverage benefits and those benefits provided under Articles II, III and IV of the Retirement Plan, please acknowledge the same in the place provided below.

                                        Sincerely,


                                        /s/ Brent M. Giles
                                        ----------------------------------------
                                        Brent M. Giles
                                        Chief Executive Officer

Accepted and Agreed:


/s/ Marvin J. Weishaar
-------------------------------------

June 17, 2004

                    [LIBERTY SAVINGS BANK, F.S.B. LETTERHEAD]

June 16, 2004

Ralph W. Brant, Jr.
653 Butternut Court
Liberty, MO 64068

     Re: Retirement Benefits

Dear Ralph:

     The purpose of this letter is to set forth our mutual understanding of the non-stock related benefits that will be provided to you by Liberty Savings Bank, F.S.B. (the "Bank") following your termination of Board service on account of retirement or disability.

     As you know, the Bank adopted the Retirement Plan for Non-Employee Directors (the "Retirement Plan") in connection with its mutual holding company reorganization. The Retirement Plan provides for death, disability and retirement benefits. The Retirement Plan provides participants with the following retirement and disability benefits:

     A. RETIREMENT BENEFIT A participant is entitled to an annual payment for ten (10) years in an amount per year equal to the participant's vested percentage and $8,000.

     B. DISABILITY BENEFIT A participant is entitled to an annual payment for ten (10) years in an amount equal to $8,000 per year.

     The Retirement Plan further provides, in the event a participant dies before collecting his retirement or disability benefit, the participant's surviving spouse, if any, is entitled to the payments the participant would have received had the participant terminated service on the date of his death with a 100% vested percentage.

     Pursuant to our discussions, the Bank is hereby offering you an alternative benefit in lieu of the retirement, disability and death benefits provided under Articles II, III and IV of the Retirement Plan. In exchange for forfeiting your rights to these benefits under the Retirement Plan, the Bank will provide you with an annual cash payment for ten (10) years in the amount of $15,000 per year. In the event you die prior to commencing or receiving your annual payments under this letter agreement, your surviving spouse (if any) will be entitled to the payments you

Ralph W. Brant, Jr.
June 16, 2004
Page 2


would have received. Your participation in the Retirement Plan in all other respects will be governed by the Retirement Plan as it might apply from time to time.

     In addition to the annual cash payment provided herein, the Bank also agrees to provide you and your spouse (if any) with post-retirement health insurance coverage for a period of twenty (20) years following your termination of Board service. In the event you die prior to receiving your health coverage under this letter agreement, your surviving spouse (if any) will be entitled to the coverage she would have received had you terminated service for retirement or disability. Notwithstanding the foregoing, your Bank-provided health insurance coverage shall not exceed $500 per month. This agreement regarding health insurance coverage supersedes all other agreements (written or verbal) that you may have with the Bank.

     If you are willing to accept the foregoing alternative benefits in lieu of your current post-retirement health insurance coverage benefits and those benefits provided under Articles II, III and IV of the Retirement Plan, please acknowledge the same in the place provided below.

                                        Sincerely,


                                        /s/ Brent M. Giles
                                        ----------------------------------------
                                        Brent M. Giles
                                        Chief Executive Officer

Accepted and Agreed:


/s/ Ralph W. Brant, Jr.
-------------------------------------

June 16, 2004


                                        2